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              AN IMPORTANT MESSAGE FOR NET PERCEPTIONS STOCKHOLDERS

o APPROVAL OF MANAGEMENT'S PROPOSED LIQUIDATION COULD JEOPARDIZE YOUR ABILITY TO RECEIVE THE FULL VALUE OF YOUR INVESTMENT

o YOU, THE STOCKHOLDERS, SHOULD HAVE THE RIGHT TO CHOOSE THE BEST WAY TO RECEIVE FULL VALUE FOR YOUR INVESTMENT!

o    DO NOT  RETURN  MANAGEMENT'S  WHITE  PROXY CARD FOR ANY  REASON,  EVEN AS A
     PROTEST!

o WAIT UNTIL YOU HAVE RECEIVED OUR PROXY STATEMENT AND BLUE PROXY CARD BEFORE MAKING ANY VOTING DECISIONS


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February 27, 2004



Dear Net Perceptions, Inc. Stockholder:

     As you may know, the Net Perceptions Board of Directors and management are seeking your support for their proposed plan of liquidation at the upcoming Special Meeting of Stockholders currently scheduled for March 12, 2004. The approval of that plan will effectively terminate your company's existence and eliminate your ability to receive anything more for your stock than the conditional payment described in management's proxy statement.

     We, Obsidian Enterprises, Inc., believe that management's conditional, estimated payout, $0.45 per share in the very best case, does not represent the full value of your investment. As an alternative, Obsidian has offered to exchange 1/25 share of Obsidian common stock for each Net Perceptions share.

     You should also consider that if the proposed plan of liquidation is approved and carried out, YOU MAY STILL BE LIABLE TO REPAY UP TO THE ENTIRE AMOUNT OF ANY PAYOUT, INCLUDING LAST FALL'S SPECIAL PAYOUT OF $1.50 PER SHARE, if management underestimates its liabilities, including those from the several lawsuits still pending against the company. That's not just us telling you that. Net Perceptions' Board and management say the same thing in their February 12 proxy materials!

     We will shortly be mailing you our definitive proxy materials that will contain more detailed information and a BLUE proxy card. Until you receive that information, we strongly urge you not to return any white proxy card sent to you by Net Perceptions' management. WAIT until you have received our detailed proxy materials and BLUE proxy card BEFORE making any voting decisions on the important matters to be considered at the Special Meeting.

     IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE, AT 1-888-750-5834.


Sincerely,

/s/ Timothy S. Durham

Timothy S. Durham
Chairman and Chief Executive Officer
Obsidian Enterprises, Inc.



THE IDENTITY OF THE  PARTICIPANTS  IN THE  SOLICITATION  (AS DEFINED BY SCHEDULE
14A) AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS ARE INCLUDED UNDER THE CAPTIONS "OTHER INFORMATION" AND "SCHEDULE I - INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES" IN THE PRELIMINARY PROXY MATERIALS FILED BY OBSIDIAN WITH THE SEC ON FEBRUARY 17, 2004.

THIS COMMUNICATION RELATES ONLY TO THE SPECIAL MEETING OF STOCKHOLDERS AT WHICH THE PLAN OF LIQUIDATION PROPOSAL WILL BE CONSIDERED. IT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF NET PERCEPTIONS, INC. OR OBSIDIAN ENTERPRISES, INC. OBSIDIAN HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT, EXCHANGE OFFER DOCUMENTS AND PRELIMINARY PROXY MATERIALS WITH RESPECT TO THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THOSE DOCUMENTS BECAUSE THEY INCLUDE IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF ANY DOCUMENTS FILED BY OBSIDIAN WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV. The exchange offer, registration statement and the other documents may also be obtained free of charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or by calling toll-free (888) 750-5834, and may also be obtained from Obsidian Enterprises, Inc. by directing a request by mail to Obsidian Enterprises, Inc. 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46024, Attn: Rick D. Snow.